CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in the Form 10-K, into the Operating Partnership's previously filed Registration Statements on Form S-3 (File Nos. 333-30093 and 333-68359).


/s/ Arthur Andersen LLP

Atlanta,  Georgia
March 29, 1999